================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                   FORM 8-K/A

                    AMENDMENT I TO A CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ------------------


       Date of Report (Date of earliest event reported) NOVEMBER 30, 2005

                               INFOCROSSING, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE               0-20824              13-3252333
   (State or other jurisdiction   (Commission           (IRS Employer
           Of incorporation)      File Number)        Identification No.)



          2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY           07605
           (Address of principal executive offices)            (Zip Code)

                                 (201) 840-4700
              (Registrant's telephone number, including area code.)


                                       N/A
         (Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240. 14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240. 14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240. 13e-4(c))

SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This report may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of Infocrossing, Inc.'s products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; Infocrossing, Inc.'s dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and (i)Structure, LLC; and other risks. For any of these factors, Infocrossing, Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

CREDIT AGREEMENT

On November 30, 2005, Infocrossing, Inc., a Delaware corporation ("Infocrossing") entered into a $70 million senior secured credit facility (the "Credit Agreement"), with each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), Bank of America, N.A., as sole and exclusive administrative and collateral agent and as a lender ("Bank of America"), and Banc of America Securities LLC, as sole and exclusive lead arranger and sole book manager ("Banc of America Securities"). Infocrossing's obligations under the Credit Agreement are unconditionally guaranteed by each of its domestic wholly-owned subsidiaries (the "Guarantors"). The Credit Agreement provides for a $55 million term loan facility, subject to amortization pursuant to the provisions of the Credit Agreement, and a $15 million revolving credit facility (including a letter of credit subfacility). The maturity date for both the term loan facility and the revolving credit facility is April 14, 2009. Loans outstanding under the Credit Agreement bear interest at LIBOR plus the Applicable Rate (as such term is defined in the Credit Agreement) or, at the option of Infocrossing, the alternate base rate (the greater of the Bank of America prime rate or the federal funds rate plus one half of one percent (0.50%)) plus the Applicable Rate (as such term is defined in the Credit Agreement). The terms of the Credit Agreement include various covenants, including covenants that Infocrossing maintain a fixed charge coverage ratio of 1.25 to 1, maintain a certain minimum EBITDA and maintain a total leverage ratio and a senior secured leverage ratio beneath certain maximums. The Credit Agreement also includes customary events of default, including, without limitation, payment defaults, cross-defaults to other indebtedness and bankruptcy-related defaults. If any event of default occurs and is continuing, the administrative agent upon instruction from a majority of the lenders may terminate the commitments and may declare all of Infocrossing's obligations under the Credit Agreement to be immediately due and payable.

In connection with the Credit Agreement, Infocrossing entered into a Security Agreement, dated November 30, 2005 (the "Security Agreement"), with certain of its subsidiaries (the "Guarantors"), and Bank of America pursuant to which Infocrossing and the Guarantors granted a security interest in certain collateral to the Administrative Agent, for the benefit of the Lenders. The pledged collateral includes substantially all of the grantors' accounts receivable, chattel paper, documents, general intangibles, instruments, inventory, letter-of-credit rights and supporting obligations, deposit accounts and proceeds of the foregoing. Infocrossing also entered into a securities pledge agreement, dated November 30, 2005 (the "Securities Pledge Agreement"), with certain of its subsidiaries (the "Pledgors") and Bank of America, pursuant to which Infocrossing and the Pledgors granted a security interest in certain equity securities held by them to the Administrative Agent for the benefit of the Lenders.

Copies of the Credit Agreement, the Security Agreement and the Pledge Agreement were filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to the initial report on Form 8-K and are incorporated herein by reference. The descriptions above of the Credit Agreement, the Security Agreement and the Pledge Agreement are qualified in their entirety by the complete text of the Credit Agreement, the Security Agreement and the Pledge Agreement.

AGREEMENT OF SALE AND LEASEBACK

On November 30, 2005, Infocrossing entered into an agreement of sale and leaseback (the "Agreement of Sale and Leaseback") with LSAC Operating Partnership, L.P., a Delaware limited partnership ("LSAC"). Pursuant to the Agreement of Sale and Leaseback, Infocrossing agreed, subject to its acquisition of (i)Structure, LLC, a Delaware limited liability company ("(i)Structure") (see item 2.01 below), to cause (i)Structure to sell and leaseback to LSAC or its designee: (1) its fee simple interest in a certain parcel of land containing a data center with approximately 88,000 rentable square feet in Omaha, Nebraska (the "Omaha Property") and (2) its leasehold interest in a certain parcel of land containing a data center with approximately 60,000 rentable square feet in Tempe, Arizona (the "Tempe Property") (the Omaha Property and the Tempe Property being jointly referred to as the "Properties"), in each case together with all other improvements located thereon. The aggregate purchase price for the Properties under the Agreement of Sale and Leaseback is $25,000,000.00, subject to adjustments as provided for in the agreement. Concurrently with the closing of the sale of the Properties, LSAC agreed to lease or cause its designee to lease the Properties back to (i)Structure pursuant to a lease with an initial term of 20 years (and with two 10-year renewal options). LSAC assigned its rights with respect to the Omaha Property to LSAC Omaha L.P., a Delaware limited partnership, which is the landlord under the leaseback lease for that property (the "Lease"). The closing of the transactions relating to the Tempe Property is subject to customary closing conditions and occurred December 29, 2005. Net proceeds from the sale of the Omaha Property were $12,797,000. $1,285,000 of the net proceeds from the Omaha Property were held in escrow until the closing on the Tempe Property. Net proceeds from the sale and leaseback of the Tempe Property were approximately $12,128,000.

Copies of the Agreement of Sale and Leaseback and the Lease were filed as
Exhibit 10.4 and Exhibit 10.5, respectively, to the initial report on Form 8-K and are incorporated herein by reference. The description above of the Agreement of Sale and Leaseback and the Lease is qualified in its entirety by the complete text of the Agreement of Sale and Leaseback and the Lease.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2005, Infocrossing completed its acquisition of (i)Structure, pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), dated as of October 24, 2005, by and between Infocrossing and Level 3 Financing, Inc., a Delaware corporation ("Level 3"). Pursuant to the Purchase Agreement, Infocrossing acquired 100 percent of the membership interests of (i)Structure from Level 3 (the "Acquisition"). The purchase price of the Acquisition consisted of cash in the amount of $82.3 million and 346,597 shares of common stock of Infocrossing, $0.01 par value. Infocrossing funded the cash portion of the purchase price through a combination of (i) the net proceeds of $67.0 million from its new $70 million senior secured credit facility, which matures April 14, 2009, (ii) the net proceeds of $11.4 million from the sale/leaseback of the Omaha Property, and (iii) $3.9 million from available cash on hand.

(i)Structure, headquartered in Broomfield, CO, provides computing operations and managed infrastructure services to enterprise clients from data centers located in the central and western United States, and is recognized for their deep expertise across computing platforms and commitment to client satisfaction.
(i)Structure's business model is based on signing clients to long-term contracts for managing mainframe, midrange and open system computing platforms, and related network and security services.


The preceding is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to the initial report on Form 8-K.

The information from Item 1.01 above is incorporated by reference into this Item 2.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information from Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 30, 2005, Infocrossing issued 346,597 shares of common stock, $0.01 par value, to Level 3. The common stock will be issued without registration pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as the issuance of common stock pursuant to the Purchase Agreement will not involve a public offering.

The information set forth in Item 2.01 above is incorporated by reference into this Item 3.02.

ITEM 7.01 REGULATION FD DISCLOSURE.

The press release issued by the Company on December 1, 2005, announcing, among other thing, the completion of the Acquisition, was attached to the initial report as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The financial statements required by this item are attached herewith as Appendices A and B.

         (B) PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this item is attached herewith as Appendix C.

         (D) EXHIBITS.

The following materials are exhibits to this Current Report on Form 8-K:

EXHIBIT
NUMBER                                DESCRIPTION
-----------  -------------------------------------------------------------------

   2.1 Purchase Agreement, dated October 24, 2005, by and between Infocrossing, Inc. and Level 3 Financing, Inc. (incorporated by reference to Exhibit 10 to the current report on Form 8-K of Infocrossing, Inc. filed on October 25, 2005 (File No. 000-20824)).

   10.1 Credit Agreement, dated November 30, 2005, between Infocrossing, Inc., the lenders thereto, Bank of America, N.A. and Banc of America Securities, LLC (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.2 Security Agreement, dated November 30, 2005, between Infocrossing, Inc., certain subsidiaries of Infocrossing, Inc., and Bank of America, N.A. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.3 Securities Pledge Agreement, dated November 30, 2005, between Infocrossing, Inc., certain subsidiaries of Infocrossing, Inc., and Bank of America, N.A. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.4 Agreement of Sale and Leaseback, dated November 30, 2005, between Infocrossing, Inc. and LSAC Operating Partnership, L.P. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.5 Lease, dated November 30, 2005, between (i)Structure, LLC and LSAC Omaha L.P. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   23        * Consent of KPMG LLP

   99.1 Press Release, dated December 1, 2005 (incorporated by reference to the initial current report on Form 8-K filed on December 1,
               2005).

* Filed herewith
================================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 13 , 2006           INFOCROSSING, INC.
                                   Registrant

                                   By:   /s/ William J. McHale
                                         ---------------------------------
                                         Name: William J. McHale
                                         Title:  SVP and Chief Financial Officer

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                                DESCRIPTION
-----------  -------------------------------------------------------------------

   2.1 Purchase Agreement, dated October 24, 2005, by and between Infocrossing, Inc. and Level 3 Financing, Inc. (incorporated by reference to Exhibit 10 to the current report on Form 8-K of Infocrossing, Inc. filed on October 25, 2005 (File No. 000-20824)).

   10.1 Credit Agreement, dated November 30, 2005, between Infocrossing, Inc., the lenders thereto, Bank of America, N.A. and Banc of America Securities, LLC (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.2 Security Agreement, dated November 30, 2005, between Infocrossing, Inc., certain subsidiaries of Infocrossing, Inc., and Bank of America, N.A. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.3 Securities Pledge Agreement, dated November 30, 2005, between Infocrossing, Inc., certain subsidiaries of Infocrossing, Inc., and Bank of America, N.A. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.4 Agreement of Sale and Leaseback, dated November 30, 2005, between Infocrossing, Inc. and LSAC Operating Partnership, L.P. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   10.5 Lease, dated November 30, 2005, between (i)Structure, LLC and LSAC Omaha L.P. (incorporated by reference to the initial current report on Form 8-K filed on December 1, 2005).

   23        * Consent of KPMG LLP

   99.1 Press Release, dated December 1, 2005 (incorporated by reference to the initial current report on Form 8-K filed on December 1,
               2005).

* Filed herewith

                                   APPENDIX A


















                                (i)STRUCTURE, LLC

                              Financial Statements

                        December 31, 2004, 2003 and 2002

                   (With Independent Auditors' Report Thereon)

                                (i)STRUCTURE, LLC

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
Independent Auditors' Report..............................................   2
Financial Statements as of December 31, 2004, 2003 and 2002
and for each of the years in the three-year period ended
December 31, 2004:
     Statements of Operations.............................................   3
     Balance Sheets.......................................................   4
     Statements of Cash Flows.............................................   5
     Statements of Changes in Member's Equity.............................   6
     Notes to Financial Statements........................................   7

                          INDEPENDENT AUDITORS' REPORT




The Members and Board of Directors (i)Structure, LLC:

We have audited the accompanying combined balance sheets of (i)Structure, LLC (a Delaware Corporation) as of December 31, 2004, 2003 and 2002, and the related statements of operations, cash flows, and changes in member's equity for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of (i)Structure, LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

                                    KPMG LLP

Denver, Colorado
June 22, 2005

                                                (i)STRUCTURE, LLC

                                             STATEMENTS OF OPERATIONS

                               FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2004

(dollars in millions)                                                                  2004      2003      2002
                                                                                      ------    ------    ------

Revenue ..........................................................................    $ 74.2    $ 76.9    $ 80.0

Costs and Expenses (exclusive of depreciation shown separately below):
   Cost of revenue                                                                      52.5      55.4      58.4
                                                                                      ------    ------    ------

Gross Profit......................................................................      21.7      21.5      21.6

   Selling, general and administrative expenses ..................................       9.1      10.0       8.7
   Depreciation expense...........................................................      11.0      14.2      15.8
                                                                                      ------    ------    ------

Operating Income (Loss)...........................................................       1.6      (2.7)     (2.9)

Other Income (Expense):
   Interest expense, net..........................................................      (0.2)     (0.1)     (0.1)
   Interest expense - affiliates, net                                                   (0.5)     (2.3)     (2.1)
   Other, net                                                                           (0.2)       --      (1.4)
                                                                                      ------    ------    ------
     Total other income (expense)                                                       (0.9)     (2.4)     (3.6)
                                                                                      ------    ------    ------



Income (Loss) from Operations Before Income Taxes.................................       0.7      (5.1)     (6.5)

Income Tax Benefit (Expense)......................................................        --        --        --
                                                                                      ------    ------    ------

Net Income (Loss)                                                                     $  0.7    $ (5.1)   $ (6.5)
                                                                                      ======    ======    ======

                                   See accompanying notes to financial statements.

                                (i)STRUCTURE, LLC

                                 BALANCE SHEETS

                        DECEMBER 31, 2004, 2003 AND 2002

(dollars in millions)                             2004        2003      2002
                                                 -----       -----     -----
Assets
Current Assets:
   Trade receivables.........................    $ 3.5       $ 5.3     $ 6.2
   Due from affiliates, net..................      3.4          --        --
   Prepaid expenses..........................      8.8         8.0       7.5
                                                 -----       -----     -----
Total Current Assets.........................     15.7        13.3      13.7

Net Property, Plant and Equipment............     33.1        38.2      42.1
Other Assets, net............................      0.2         0.3        --
                                                 -----       -----     -----
                                                 $49.0       $51.8     $55.8
                                                 =====       =====     =====
Liabilities and Member's Equity
Current Liabilities:
   Accounts payable..........................    $14.2       $12.8     $19.0
   Accrued payroll and employee benefits.....      5.5         7.6       8.3
   Deferred revenue..........................      1.1         0.8       0.9
   Due to affiliate, net.....................       --        20.9      17.5
   Other.....................................      3.3         2.2       1.4
                                                 -----       -----     -----
Total Current Liabilities....................     24.1        44.3      47.1

Deferred Revenue.............................      0.6         0.5       0.5
Other Noncurrent Liabilities.................      0.7         0.9        --

Commitments and Contingencies

Member's Equity:
   Member's equity...........................     30.4        13.6      10.6
   Accumulated other comprehensive income....       --          --        --
   Accumulated deficit.......................     (6.8)       (7.5)     (2.4)
                                                 -----       -----     -----
Total Member's Equity........................     23.6         6.1       8.2
                                                 -----       -----     -----
                                                 $49.0       $51.8     $55.8
                                                 =====       =====     =====


                 See accompanying notes to financial statements.

                                                   (i)STRUCTURE, LLC

                                                STATEMENTS OF CASH FLOWS

                                   For each of the three years ended December 31, 2004

(dollars in millions)                                                                   2004       2003      2002
                                                                                      ------     ------    ------
Cash Flows from Operating Activities:
   Net Income (Loss)                                                                  $  0.7     $ (5.1)   $ (6.5)
       Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation ...........................................................       11.0       14.2      15.8
         Loss on disposal of assets..............................................        0.2         --       1.0
         Non-cash compensation expense attributable to stock awards..............        2.5        3.9       4.8
         Deferred revenue........................................................        0.4         --      (0.9)
         Change in working capital items net of amounts acquired:
             Receivables.........................................................        1.8        0.6       7.0
             Other current assets................................................       (0.6)      (0.4)     (0.6)
             Payables............................................................        1.5       (6.2)       --
             Other liabilities...................................................        0.4        0.4      (1.0)
         Other................................................................. .        0.3        2.4      (0.1)
                                                                                      ------     ------    ------
Net Cash Provided by Operating Activities........................................       18.2        9.8      19.5
                                                                                      ------     ------    ------
Cash Flows from Investing Activities:
   Capital expenditures..........................................................       (7.0)      (9.8)    (11.0)
   Proceeds from sale of property, plant and equipment, and other investments            1.1        0.8        --
                                                                                      ------     ------    ------
Net Cash Used in Investing Activities............................................       (5.9)      (9.0)    (11.0)
                                                                                      ------     ------    ------
Cash Flows from Financing Activities:
   Payments on capital leases, including current portion..........................      (0.6)      (0.8)     (2.0)
   Decrease in due to affiliates, net.............................................     (11.7)        --      (6.5)
                                                                                      ------     ------    ------
Net Cash Used in Financing Activities.............................................     (12.3)      (0.8)     (8.5)
                                                                                      ------     ------    ------
Net Change in Cash and Cash Equivalents...........................................        --         --        --

Cash and Cash Equivalents at Beginning of Year....................................        --         --        --
                                                                                      ------     ------    ------

Cash and Cash Equivalents at End of Year..........................................    $   --     $   --    $   --
                                                                                      ======     ======    ======

Supplemental Disclosure of Cash Flow Information:
   Income taxes paid..............................................................    $   --     $   --    $   --
                                                                                      ======     ======    ======

Non-cash Financing Activities:
   Capital contribution from Parent...............................................    $ 15.5     $  1.6    $  1.0
                                                                                      ======     ======    ======

                                    See accompanying notes to financial statements.

                                            (i)STRUCTURE, LLC

                                 STATEMENTS OF CHANGES IN MEMBER'S EQUITY

                           FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2004


                                                                          OTHER        ACCUMULATED
                                                         MEMBER'S     COMPREHENSIVE      EARNINGS
(dollars in millions)                                     EQUITY       INCOME LOSS)     (DEFICIT)         TOTAL
                                                         --------     -------------    -----------       -------
Balances at December 31, 2001......................       $  6.3         $   --          $  4.1          $ 10.4

Stock-Based Compensation...........................          3.3             --              --             3.3
Contribution from Parent...........................          1.0             --              --             1.0
Net Loss...........................................           --             --            (6.5)           (6.5)
Other Comprehensive Income.........................           --             --              --              --
                                                          ------         ------          ------          ------
Balances at December 31, 2002......................         10.6             --            (2.4)            8.2

Stock-Based Compensation...........................          1.4             --              --             1.4
Contribution from Parent...........................          1.6             --              --             1.6
Net Loss...........................................           --             --            (5.1)            (5.1)
Other Comprehensive Income.........................           --             --              --              --
                                                          ------         ------          ------          ------
Balances at December 31, 2003......................         13.6             --            (7.5)            6.1

Stock-Based Compensation...........................          1.3             --              --             1.3
..
Contribution from Parent...........................         15.5             --              --            15.5
Net Income.........................................           --             --             0.7             0.7
Other Comprehensive Income.........................           --             --              --              --
                                                          ------         ------          ------          ------
Balances at December 31, 2004......................       $ 30.4         $   --          $ (6.8)         $ 23.6
                                                          ======         ======          ======          ======

                                   See accompanying notes to financial statements.

                                (i)STRUCTURE, LLC

                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

(i)Structure, LLC ("(i)Structure" or the "Company") is an indirect wholly owned subsidiary of Level 3 Communications, Inc. ("Level 3" or "Parent"). (i)Structure is engaged in the IT infrastructure management services business.

REVENUE RECOGNITION

The IT infrastructure management services provided by (i)Structure are managed computer infrastructure services, primarily networking and computing services for mainframe, windows servers and UNIX servers located within (i)Structure's data centers. (i)Structure allows its customers to reduce their costs and improve the quality of their IT infrastructure management. Its services also enable businesses to redirect their internal IT resources to activities that add more value to their business. A majority of the contracts between (i)Structure and its customers provide for a fixed fee for a base level of computing services that are delivered each month throughout the three to five year term of the contracts. (i)Structure recognizes revenue in the month the service is provided, generally equal to the contract value amortized on a straight-line basis. Certain contracts allow for incremental or decremental services above or below the base level of services with the majority of these contracts determining charges based on actual hours utilized. The base monthly service fee that
(i)Structure recognizes as revenue is increased or decreased in accordance with the terms of the contract. If a customer terminates a contract before the scheduled end date, the termination fee revenue is recognized on the termination date.

COST OF REVENUE

Cost of revenue for (i)Structure includes hardware and software rental and maintenance, circuit costs, facilities expenses for the data centers and the costs of employees and contractors providing services directly for the customer.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses include salaries, wages and related benefits (including non-cash charges for stock-based compensation), travel, insurance, facilities expenses for corporate offices, advertising and other administrative expenses.

STOCK-BASED EMPLOYEE COMPENSATION

(i)Structure accounts for stock-based employee compensation using the fair-value-based method pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The Company recognizes expense using the accelerated vesting methodology of FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans" ("FIN 28") (See Note 4).

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires that compensation cost relating to share-based payment transactions be recognized in the financial statements based on the fair value of equity or liability instruments issued. The Company is required to adopt SFAS No. 123R beginning January 1, 2006 although the Company is permitted to adopt SFAS No. 123R in periods prior to this effective date. The Company expects to adopt SFAS No 123R beginning January 1, 2006 and the adoption is not expected to have a significant impact on the Company's financial position or results of operations as the Company adopted the expense recognition provisions of SFAS No. 123 in 1998.

DEPRECIATION

Property, plant and equipment are recorded at cost. Additions and major improvements are capitalized while repairs and maintenance are expensed. Depreciation and amortization for the Company's property, plant and equipment are computed on a straight-line basis over the shorter of the asset's estimated useful life or the term of the lease, if shorter, in the case of leasehold improvements. The range of estimated useful lives are as follows:



Facility Improvements.........................................      7-40 years
Operating Equipment ..........................................       3-5 years
Furniture, Fixtures and Office Equipment......................       2-7 years


CONCENTRATION OF CREDIT RISK

As of December 31, 2004, the Company provided IT infrastructure management services to 43 customers, which are concentrated in the industrial and financial services sectors. During 2004, the Company's largest customer accounted for approximately 12% of the revenue.

TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable are recorded at the invoiced amount and may bear interest if not paid within the contractual terms. The allowance for doubtful accounts is (i)Structure's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified dollar amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The impairment analysis of these assets is based on long-term cash flow forecasts of operating results and sales of assets over their estimated useful lives. Management will continue to assess the Company's assets for impairment as events occur or as industry conditions warrant.

DUE TO AFFILIATES

Level 3 primarily uses a centralized approach to cash management and the financing of its operations with all related activity between the Company and Level 3 reflected as intercompany transactions in due to/from affiliates in the Company's balance sheets.

INCOME TAXES

Deferred income taxes are provided for the temporary differences between the financial reporting and tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net operating losses not utilized can be carried forward for 20 years to offset future taxable income. A valuation allowance has been recorded against deferred tax assets, as the Company is unable to conclude under relevant accounting standards that it is more likely than not that deferred tax assets will be realized.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) includes net income (loss) and other changes to member's equity not included in net income, such as unrealized gains or losses on investments in debt and equity securities and foreign currency adjustments. The Company had no changes to member's equity for each of the three years ended December 31, 2004 other than non-cash capital contributions from Parent, stock-based compensation and net income (loss).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most critical estimates and assumptions are made in determining the allowance for doubtful accounts, whether impairment charges are necessary, useful lives of fixed assets and accruals for estimated liabilities that are probable and estimatable. Actual results could differ from these estimates and assumptions.


(2)      TRADE RECEIVABLES

Trade Receivables at December 31, 2004, 2003 and 2002 were as follows:

(dollars in millions)                     2004        2003        2002
                                         -----       -----       -----
Trade Receivables:
    Services..........................   $ 3.7        $ 6.0       $ 6.7
    Allowance for Doubtful Accounts...    (0.2)        (0.7)       (0.5)
                                         -----        -----       -----
Total                                    $ 3.5        $ 5.3       $ 6.2
                                         =====        =====       =====

The Company recognized bad debt expense (income) in selling, general and administrative expenses of $(0.1) million, $0.4 million and $0.3 million in 2004, 2003 and 2002, respectively. The Company decreased accounts receivable and allowance for doubtful accounts by approximately $0.4 million, $0.2 million and $0.3 million in 2004, 2003 and 2002, respectively, for previously reserved amounts (i)Structure deemed as uncollectible.


(3)      NET PROPERTY, PLANT AND EQUIPMENT

At December 31, 2004, 2003 and 2002, property, plant and equipment were as follows:

                                                            ACCUMULATED    BOOK
(dollars in millions)                             COST     DEPRECIATION    VALUE

DECEMBER 31, 2004

Land......................................       $  0.7       $   --     $  0.7
Facility and Leasehold Improvements.......         26.0         (6.1)      19.9
Operating Equipment.......................         59.7        (48.1)      11.6
Furniture, Fixtures and Office Equipment..          7.9         (7.0)       0.9
                                                 ------       ------     ------
                                                 $ 94.3       $(61.2)    $ 33.1
                                                 ======       ======     ======

DECEMBER 31, 2003

Land......................................       $  0.7       $   --     $  0.7
Facility and Leasehold Improvements.......         25.3         (5.4)      19.9
Operating Equipment.......................         67.0        (49.9)      17.1
Furniture, Fixtures and Office Equipment..          7.4         (6.9)       0.5
                                                 ------       ------     ------
                                                 $100.4       $(62.2)    $ 38.2
                                                 ======       ======     ======

DECEMBER 31, 2002
Land......................................       $  0.7       $   --     $  0.7
Facility and Leasehold Improvements.......         24.9         (4.6)      20.3
Operating Equipment.......................         59.5        (39.2)      20.3
Furniture, Fixtures and Office Equipment..          6.1         (5.3)       0.8
                                                 ------       ------     ------
                                                 $ 91.2       $(49.1)    $ 42.1
                                                 ======       ======     ======

(4)    EMPLOYEE BENEFIT PLANS

The Company adopted the recognition provisions of SFAS No. 123 in 1998. Under SFAS No. 123, the fair value of an option or other stock-based compensation (as computed in accordance with accepted option valuation models) on the date of grant is amortized over the vesting periods of the options in accordance with FIN 28. Although the recognition of the value of the instruments results in compensation in an entity's financial statements, the expense differs from other compensation in that these charges may not be settled in cash, but rather, are generally settled through issuance of common stock.

(i)Structure recognized on the statements of operations $2.5 million, $3.9 million and $4.8 million of non-cash compensation in 2004, 2003 and 2002, respectively.

The following table summarizes non-cash compensation expense for the three years ended December 31, 2004.

(dollars in millions)
                                         2004             2003            2002
                                        -----            -----           -----

Outperform Stock Options............    $ 0.5            $ 1.3           $ 3.1
Shareworks Match Plan...............      0.4              0.8             0.9
Shareworks Grant and 401(k) Plans...      0.4              0.6             0.8
401(k) Match Expense................      1.2              1.2              --
                                        -----            -----           -----
                                        $ 2.5            $ 3.9           $ 4.8
                                        =====            =====           =====


OUTPERFORM STOCK OPTION PLAN
Eligible employees of (i)Structure participate in the Level 3 outperform stock option ("OSO") program that was designed so that Level 3's stockholders would receive a market return on their investment before OSO holders receive any return on their options. Level 3 believes that the OSO program aligns directly management's and stockholders' interests by basing stock option value on Level 3's ability to outperform the market in general, as measured by the Standard & Poor's ("S&P") 500 Index. Participants in the OSO program do not realize any value from awards unless Level 3's common stock price outperforms the S&P 500 Index during the life of the grant. When the stock price gain is greater than the corresponding gain on the S&P 500 Index (or less than the corresponding loss on the S&P Index), the value received for awards under the OSO plan is based on a formula involving a multiplier related to the level by which Level 3's common stock outperforms the S&P 500 Index. To the extent that Level 3's common stock outperforms the S&P 500 Index, the value of OSOs to a holder may exceed the value of nonqualified stock options.

OSO awards are made quarterly to eligible participants on the date of the grant.

Awards granted prior to August 19, 2002 vest in equal quarterly installments over two years and have a four-year life. OSOs granted between March 1, 2001 and August 18, 2002 are exercisable immediately upon vesting and have a four-year life. One-half of OSOs granted on and after August 19, 2002 vest at the end of the first year after grant, with the remaining 50% vesting over the second year (12.5% per quarter). Certain OSOs granted to members of the senior management team vest pursuant to the terms of the grant, but are subject to a two-year exercise moratorium from the grant date.

The fair value of the OSOs granted during and subsequent to 2002 were calculated by applying a modified Black-Scholes model with the assumptions identified below. The Company uses a modified Black-Scholes model due to the additional variables required to calculate the success multiplier of the OSO program

                                                           AUGUST 19, 2002
                                            PRE            THROUGH THE YEAR         YEAR ENDED          YEAR ENDED
                                         AUGUST 19,             ENDED              DECEMBER 31,        DECEMBER 31,
                                        2002 GRANTS       DECEMBER 31, 2002            2003                2004
                                       ---------------    -------------------    -----------------    ----------------
S&P 500 Expected Dividend
    Yield Rate...................            1.80%                1.88%                1.51%                1.54%
Expected Life....................           2 years              2 years              2 years              2 years
S&P 500 Expected Volatility
    Rate.........................             23%                  25%                  25%                  15%
Level 3 Common Stock
    Expected Volatility Rate.....             55%                 100%                  80%                  56%
Expected Correlation Factor......             .81                  .60                  .46                  .19
Calculated Theoretical Value.....            150%                 186%                 156%                 120%


The fair value of each OSO grant equals the calculated theoretical value multiplied by the Level 3 common stock price on the day prior to the grant date.

SHAREWORKS AND 401(K) PLANS

The Company participates in Level 3 compensation programs that are designed with particular emphasis on equity-based incentive programs. Level 3 developed two plans under its Shareworks program: the Match Plan and the Grant Plan. In December 2002, in order to provide employees opportunities to diversify their investments in Company-sponsored savings and retirement plans, Level 3 decided to enhance the 401(k) plan by introducing a company match on employee contributions. At the same time, Level 3 determined that, effective January 1, 2003, the Shareworks Match Plan would be discontinued and the Shareworks Grant Plan would be rolled into the 401(k) plan.

MATCH PLAN -- The Match Plan allowed eligible employees of (i)Structure to defer between 1% and 7% of their eligible compensation to purchase Level 3 common stock at the average stock price for the quarter. Full-time employees were considered eligible on the first day of the calendar quarter after their hire. The Company matched the shares purchased by the employee on a one-for-one basis. Stock purchased with payroll deductions was fully vested. Stock purchased with
(i)Structure's matching contributions vests three years after the end of the quarter in which it was made. The Company's quarterly matching contribution is amortized to compensation expense over the vesting period of 36 months. Effective January 1, 2003, past contributions to the Match Plan will continue to vest; however, there will be no further contributions to the Plan by employees or the Company.

GRANT PLAN -- The Grant Plan enabled (i)Structure to grant shares of Level 3 common stock to eligible employees based upon a percentage of the employees' eligible salary up to a maximum of 5%. (i)Structure employees employed on December 31 of each year, who were age 21 or older with a minimum of 1,000 hours credited service, were considered eligible. The shares granted were valued at the fair market value as of the last business day of the calendar year. All prior and future grants vested immediately upon the employee's third anniversary of joining the Shareworks Plan. (i)Structure made a discretionary contribution under the Grant Plan in Level 3 common stock as of December 31, 2002, equal to 3% of eligible employees' 2002 eligible earnings. The deposit was made into the employees' 401(k) accounts during the first quarter of 2003. All prior grants for active employees were vested as of January 1, 2003 and were transferred into the 401(k) plan upon termination of the Grant Plan on January 31, 2003. As discussed below, the Company made discretionary contributions for the years ended December 31, 2003 and 2004 into the 401(k) plan.

401(K) PLAN -- (i)Structure offers their qualified employees the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of Section 401(k) of the Internal Revenue Code. Each employee was eligible to contribute, on a tax-deferred basis, a portion of annual earnings generally not to exceed $13,000 in 2004. (i)Structure did not match employee contributions and therefore did not incur any compensation expense related to the 401(k) plan prior to January 1, 2003. Effective January 1, 2003, the Company began matching 100% of employee contributions of eligible earnings or applicable regulatory limits for employees of the (i)Structure business in the form of Level 3 common stock.

The Company's matching contributions are made with Level 3 common stock based on the closing stock price on each pay date. The employees are able to diversify the match contribution as soon as it is made, even if they are not fully vested. The matching contributions will be fully vested upon completion of three years of service.

(i)Structure made a discretionary contribution to the 401(k) plan in Level 3 common stock as of December 31, 2003, equal to 3% of eligible employees' 2003 eligible earnings. The deposit was made into the employees' 401(k) accounts during the first quarter of 2004. The Company also made a discretionary contribution to the 401(k) plan in Level 3 common stock as of December 31, 2004 equal to 2% of eligible employees' earnings. The deposit was made into the employees' 401(k) accounts during the first quarter of 2005.

(5)    INCOME TAXES

An analysis of the income tax benefit (expense) attributable to loss from operations before income taxes for the three years ended December 31, 2004 follows:

                                                       2004    2003    2002
                                                       ----    ----    ----
(dollars in millions)
Current:
   United States Federal............................   $ --    $ --    $ --
   State............................................     --      --      --
                                                       ----    ----    ----
                                                         --      --      --
Deferred, net of changes in valuation allowances:
   United States Federal............................     --      --      --
   State............................................     --      --      --
                                                       ----    ----    ----
                                                         --      --      --
                                                       ----    ----    ----

Income Tax Benefit (Expense)                           $ --    $ --    $ --
                                                       ====    ====    ====


The United States and foreign components of loss from operations before income taxes follows:

(dollars in millions)                                   2004    2003    2002
                                                        ----    ----    ----

United States.......................................   $ 0.7   $(5.1)  $(6.5)
Foreign.............................................      --      --      --
                                                        ----    ----    ----
                                                       $ 0.7   $(5.1)  $(6.5)
                                                        ====    ====    ====


A reconciliation of the actual income tax benefit (expense) and the tax computed by applying the U.S. federal rate (35%) to the loss from operations before income taxes for the three years ended December 31, 2004 follows:

(dollars in millions)                                   2004    2003    2002
                                                        ----    ----    ----

Computed Tax Benefit at Statutory Rate..............   $(0.2)  $ 1.8   $ 2.3
State Income Taxes..................................      --     0.2     0.3
Stock Option Plan Exercises.........................    (0.1)    0.7     0.2
Excess Book Net Operating Losses....................     0.3    (2.7)   (2.8)
                                                        ----    ----    ----
Income Tax Benefit (Expense) .......................   $  --   $  --   $  --
                                                        ====    ====    ====

For federal income tax reporting purposes, the Company has approximately $30.5 million of allocated net operating loss carryforwards, net of previous carrybacks, available to offset future federal taxable income. The net operating losses were allocated in accordance with Treasury Regulation 1.1502-21(b)(2)(iv) by Level 3. The net operating loss carryforwards generally expire twenty years from the original year of the net operating loss and all net operating loss carryforwards will expire by 2024 and are subject to examination by the tax authorities.

The Internal Revenue Code contains provisions which may limit the net operating loss carryforwards available to be used in any given year upon the occurrence of certain events, including significant changes in ownership interests.

Included in the net operating losses above are approximately $27.7 million of net operating losses attributable to a former subsidiary of (i)Structure, LLC. The results of operations and financial position of that subsidiary are not included in these financial statements. However, for federal and state income taxes purposes, the subsidiary was considered a disregarded or pass-through entity; therefore, (i)Structure includes those net operating losses for income tax purposes.


The components of the net deferred tax assets for the years ended December 31, 2004, 2003 and 2002 were as follows:


  (dollars in millions)                                    2004    2003    2002
                                                          -----   -----   -----

Deferred Tax Assets:
   Asset basis - accumulated depreciation................ $ 0.9   $(0.9)  $ 0.6
   Compensation and related benefits.....................   4.6     4.9     5.1
   Provision for estimated expenses or deferred revenue..   0.5     0.6      --
   Unutilized tax net operating losses...................   1.4     3.8     1.2
                                                          -----   -----   -----
Net Deferred Tax Assets before Valuation Allowance.......   7.4     8.4     6.9

Valuation Allowance Components:
   Net Deferred Tax Assets...............................  (7.4)   (8.4)   (6.9)
                                                          -----   -----   -----
Net Deferred Tax Liabilities after Valuation Allowance... $  --   $  --   $  --
                                                          =====   =====   =====


(6)    COMMITMENTS AND CONTINGENCIES

The Company is a party to legal proceedings. Management believes that any resulting liabilities for these legal proceedings, beyond amounts reserved, will not materially affect (i)Structure's financial condition or future results of operations, but could impact future cash flows.

OPERATING LEASES
The Company is leasing land and other assets under various operating leases which, in addition to rental payments, may require payments for insurance, maintenance, property taxes and other executory costs related to the lease. Certain leases provide for adjustments in lease cost based upon adjustments in the consumer price index and increases in the landlord's management costs.

The Company has obligations under non-cancelable operating leases for certain facilities. The lease agreements have various expiration dates through 2082. Rent expense under non-cancelable lease agreements was $0.4 million in 2004 and $0.3 million in 2003 and 2002.

COMMITMENTS
(i)Structure has a multi-year software purchase agreement with a significant vendor under which the Company has annual software purchase commitments through 2010. The 2005 purchase commitments were recorded as a liability and prepaid asset as of December 31, 2004.

Future minimum payments for the next five years under non-cancelable agreements, including the software purchase agreement noted above, consist of the following at December 31, 2004:


(dollars in millions)         OPERATING       SOFTWARE
                                LEASES       COMMITMENTS      TOTAL

   2005................         $ 0.3           $ 7.5         $ 7.8
   2006................           0.3             7.1           7.4
   2007................           0.3             5.4           5.7
   2008................           0.3             5.6           5.9
   2009................           0.3             5.9           6.2
   Thereafter..........           9.2             6.1          15.3
                                -----           -----         -----
     Total.............         $10.7           $37.6         $48.3
                                =====           =====         =====

(7)      RELATED PARTY TRANSACTIONS

Level 3 provides communications services, and Software Spectrum, Inc., an affiliate of the Company, provides computer software to (i)Structure. Communications services provided by Level 3 are included in cost of revenue on the statements of operations and were $0.9 million, $0.6 million and $0.4 million for the years ended December 31, 2004, 2003 and 2002, respectively.
(i)Structure purchased $0.7 million of business software from Software Spectrum, Inc. in 2004. The Company did not purchase software from Software Spectrum, Inc. in 2003 or 2002.

The statements of operations include expense allocations for certain corporate functions historically provided by Level 3 on behalf of the Company which are described as follows:

General Corporate Expenses: Represents costs related to corporate functions such as accounting, treasury, tax, legal, executive oversight, human resources, real estate, information technology, risk management and other services. The allocation is based on the estimated cost of the services provided. These allocations are reflected in selling, general and administrative expenses in the Company's statements of operations.

Employee Benefits and Incentives: Represents benefit costs and other employee benefits and incentives. Benefits include 401(k) match and grant plans, participation in Level 3's Shareworks plans, OSO awards and healthcare costs. The Company participates in Level 3's healthcare plan. Healthcare costs are captured separately for each of Level 3's businesses. The actual healthcare benefit costs incurred by (i)Structure for employees directly providing IT infrastructure management services are included in cost of revenue in the Company's statements of operations. Healthcare costs attributable to other employees of the Company are reflected in selling, general and administrative expenses in the statements of operations. Stock-based compensation for employees of (i)Structure is reflected in selling, general and administrative expenses in the statements of operations.

Interest Expense: Historically, Level 3 has provided financing to (i)Structure to fund its working capital obligations, including expense allocations. Interest on the working capital borrowings and other intercompany activity accrues at an annual interest rate of 10%.

The following table presents the expense allocations reflected in the Company's statements of operations:

(dollars in millions)                        2004       2003       2002
                                           ------     ------     ------

General Corporate Expenses.............    $  1.1     $  0.6     $  0.4
Employee Benefits and Incentives.......       3.5        7.2        5.4
Interest Expense.......................       0.5        2.3        2.1
                                           ------     ------     ------
                                           $  5.1     $ 10.1     $  7.9
                                           ======     ======     ======

(i)Structure and Level 3 considered these general corporate expenses and employee benefits and incentives allocations to be reasonable based on the utilization of services provided by Level 3. The Company's interest expense as a stand-alone company may have been higher or lower than the amounts reflected in the statements of operations.

Level 3 primarily uses a centralized approach to cash management and the financing of its operations with all related activity between the Company and Level 3 reflected as intercompany transactions in due to/from affiliates in the Company's balance sheets. The types of intercompany cash transactions between
(i)Structure and Level 3 include (1) cash deposits from the Company's businesses which are transferred to Level 3's bank account on a regular basis, (2) cash borrowings from Level 3 used to fund operations, capital expenditures or acquisitions of the Company and (3) payment to Level 3 for allocations of corporate expenses to the Company described above.


(8)      SUBSEQUENT EVENTS

On May 13, 2005, Level 3 announced that its wholly owned subsidiary, Technology Spectrum, Inc., had filed a registration statement with the Securities and Exchange Commission to enable the sale of that subsidiary's common stock to the public in an initial public offering. Technology Spectrum, Inc. is the principal holding company for Level 3's information services group, which includes
(i)Structure. The registration statement relating to these securities has not yet become effective.

                                   APPENDIX B

















                                (i)STRUCTURE, LLC

                              Financial Statements
                For the periods ended September 30, 2005 and 2004
                                   (Unaudited)

                                                 (i)STRUCTURE, LLC

                                              STATEMENTS OF OPERATIONS

                            FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                               QUARTER      QUARTER    NINE MONTHS  NINE MONTHS
                                                                                ENDED        ENDED        ENDED        ENDED
                                                                              SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER
(dollars in millions)                                                          30, 2005    30, 2004     30, 2005     30, 2004
                                                                              ---------    ---------    ---------    ---------

Revenue ..................................................................    $  18.1      $  18.2      $  53.2      $  57.1

Costs and Expenses (exclusive of depreciation shown separately below):
   Cost of revenue .......................................................       13.7         13.1         40.3         38.6
                                                                              ---------    ---------    ---------    ---------

Gross Profit..............................................................        4.4          5.1         12.9         18.5

   Selling, general and administrative expenses ..........................        2.5          1.8          7.3          6.4
   Depreciation expense...................................................        2.4          2.3          6.8          8.5
                                                                              ---------    ---------    ---------    ---------

Operating Income (Loss)...................................................       (0.5)         1.0         (1.2)         3.6

Other Income (Expense):
   Interest expense, net..................................................         --         (0.1)         0.1         (0.2)
   Interest income (expense) - affiliates, net............................        0.2         (0.1)         0.2         (0.9)
   Other, net.............................................................         --           --           --         (0.2)
                                                                              ---------    ---------    ---------    ---------
     Total other income (expense)                                                 0.2         (0.2)         0.3         (1.3)

                                                                              ---------    ---------    ---------    ---------

Income (Loss) from Operations Before Income Taxes.........................       (0.3)         0.8         (0.9)         2.3

Income Tax Benefit (Expense)..............................................         --           --           --           --
                                                                              ---------    ---------    ---------    ---------

Net Income (Loss)                                                             $  (0.3)     $   0.8      $  (0.9)     $   2.3
                                                                              =========    =========    =========    =========

                              See accompanying notes to unaudited financial statements.

                          (i)STRUCTURE, LLC

                           BALANCE SHEETS

            AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004


                                             SEPTEMBER    DECEMBER
                                             30, 2005     31, 2004
(dollars in millions)                       (UNAUDITED)

Assets
Current Assets:
   Trade receivables.......................    $ 6.1       $ 3.5
   Due from affiliates, net................       --         3.4
   Prepaid expenses........................      4.2         8.8
                                               -----       -----
Total Current Assets.......................     10.3        15.7

Net Property, Plant and Equipment..........     29.9        33.1
Other Assets, net..........................      0.2         0.2
                                               -----       -----
                                               $40.4       $49.0
                                               =====       =====
Liabilities and Member's Equity
Current Liabilities:
   Accounts payable........................    $ 3.6       $14.2
   Accrued payroll and employee benefits...      5.3         5.5
   Deferred revenue........................      1.0         1.1
   Due to affiliate, net...................      2.2          --
   Other...................................      1.8         3.3
                                               -----       -----
Total Current Liabilities..................     13.9        24.1

Deferred Revenue...........................      0.8         0.6
Other Noncurrent Liabilities...............      0.1         0.7

Commitments and Contingencies

Member's Equity:
   Member's equity.........................     33.3        30.4
   Accumulated deficit.....................     (7.7)       (6.8)
                                               -----       -----
Total Member's Equity.......................    25.6        23.6
                                               -----       -----
                                               $40.4       $49.0
                                               =====       =====

    See accompanying notes to unaudited financial statements.

                                             (i)STRUCTURE, LLC

                                          STATEMENTS OF CASH FLOWS

                               FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
                                                 (UNAUDITED)

(dollars in millions)                                                              NINE MONTHS  NINE MONTHS
                                                                                      ENDED        ENDED
                                                                                    SEPTEMBER    SEPTEMBER
                                                                                    30, 2005     30, 2004
                                                                                    ---------    ---------
Cash Flows from Operating Activities:
   Net Income (Loss)..............................................................  $  (0.9)     $    2.3
       Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation ............................................................      6.8           8.5
         Non-cash compensation expense attributable to stock awards...............      1.5           1.5
         Deferred tax ............................................................       --           0.1
         Deferred revenue.........................................................      0.1          (0.1)
         Change in working capital items net of amounts acquired:
             Receivables..........................................................     (2.6)          1.0
             Other assets.........................................................      4.6           4.4
             Payables and accruals................................................    (11.3)        (10.8)
             Other liabilities....................................................     (1.7)          0.9
                                                                                    ---------    ---------
Net Cash Provided by (Used in) Operating Activities...............................     (3.5)          7.8
                                                                                    ---------    ---------
Cash Flows from Investing Activities:
   Capital expenditures...........................................................     (3.6)         (2.3)
                                                                                    ---------    ---------
Net Cash Used in Investing Activities.............................................     (3.6)         (2.3)
                                                                                    ---------    ---------
Cash Flows from Financing Activities:
   Payments on capital leases, including current portion..........................     (0.4)         (0.6)
   Increase (decrease) in due to affiliates, net..................................      7.5          (4.9)
                                                                                    ---------    ---------
Net Cash Used in Financing Activities.............................................      7.1          (5.5)
                                                                                    ---------    ---------
Net Change in Cash and Cash Equivalents...........................................       --            --

Cash and Cash Equivalents at Beginning of Year....................................       --            --
                                                                                    ---------    ---------

Cash and Cash Equivalents at End of Year..........................................  $    --      $     --
                                                                                    =========    =========

Supplemental Disclosure of Cash Flow Information:
   Income taxes paid..............................................................  $    --      $     --
                                                                                    =========    =========
Non-cash Financing Activities:
   Capital contribution from Parent...............................................  $   1.9      $   14.0
                                                                                    =========    =========
                               See accompanying notes to unaudited financial statements.

                                (i)STRUCTURE, LLC

                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)


                                                        ACCUMULATED
                                          MEMBER'S       EARNINGS
(dollars in millions)                      EQUITY        (DEFICIT)       TOTAL

Balances at December 31, 2004......       $ 30.4          $ (6.8)       $ 23.6

Stock-Based Compensation...........          1.0              --           1.0
Contribution from Parent...........          1.9              --           1.9
Net Income.........................           --            (0.9)         (0.9)
                                          ------          ------        ------

Balances at September 30, 2005.....       $ 33.3          $ (7.7)       $ 25.6
                                          ======          ======        ======

            See accompanying notes to unaudited financial statements.

                                (i)STRUCTURE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)

1.     BASIS OF PRESENTATION

(i)Structure, LLC ("(i)Structure" or the "Company") is an indirect wholly owned subsidiary of Level 3 Communications, Inc. ("Level 3" or "Parent"). (i)Structure is engaged in the IT infrastructure management services business.

The balance sheet as of September 30, 2005, the statements of operations for the three and nine months ended September 30, 2005 and 2004, the statements of cash flows for the nine months ended September 30, 2005 and 2004, and the consolidated statement of stockholders' equity for the nine months ended September 30, 2005 have not been audited. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the periods indicated have been made. The results of operations and cash flows for the periods ended September 30, 2005 and 2004 are not necessarily indicative of the operating results for the full year.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the Company's audited Financial Statements for the years ended December 31, 2004, 2003, and 2002.

DUE TO AFFILIATES

Level 3 primarily uses a centralized approach to cash management and the financing of its operations with all related activity between the Company and Level 3 reflected as intercompany transactions in due to/from affiliates in the Company's balance sheets.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) includes net income (loss) and other changes to member's equity not included in net income, such as unrealized gains or losses on investments in debt and equity securities and foreign currency adjustments. The Company had no changes to member's equity for the nine month ended September 30, 2005 and 2004 other than non-cash capital contributions from Parent, stock-based compensation and net income (loss).


2.       SUBSEQUENT EVENT

On October 24, 2005, Infocrossing, Inc. (Nasdaq: IFOX) entered into a definitive agreement with a subsidiary of Level 3 to acquire the Company for $81.5 million, including $1.5 million of Infocrossing stock. The purchase price is subject to customary working capital and certain other adjustments, including an increase of up to $10 million in cash to reimburse the Level 3 for capital expenditures and certain other costs related to providing services for new (i)Structure customers that are pending installation. The transaction, which is subject to customary closing conditions, including the receipt of Hart-Scott-Rodino clearance, is expected to close within 45 days from the signing of the definitive agreement.

                                   APPENDIX C












          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                            AS OF SEPTEMBER 30, 2005,
                      FOR THE YEAR ENDED DECEMBER 31, 2004,
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

          UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION


On November 30, 2005, we acquired 100% of the membership interests in
(i)Structure, LLC, pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), dated as of October 24, 2005 by and between the Company and Level 3 Financing, Inc., a Delaware corporation ("Level 3"),for cash in the amount of $82.3 million and 346,597 shares of common stock of Infocrossing, $0.01 par value (the "Acquisition"). Infocrossing funded the cash portion of the purchase price through a combination of the net proceeds of $67.0 million from a new $70 million debt facility which matures April 14, 2009, the net proceeds of $11.4 million from the sale/leaseback of a certain parcel of land containing a data center with approximately 88,000 rentable square feet in Omaha, Nebraska (the "Omaha Property"), and the remainder with available cash.

The following unaudited condensed combined pro forma Statements of Operations for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 give effect to the Acquisition as if it had occurred on January 1, 2004. The following unaudited condensed combined pro forma balance sheet at September 30, 2005 gives effect to this transaction as if it had been completed as of September 30, 2005. The Acquisition was accounted for under the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of the Acquisition. The purchase price has been allocated to the assets acquired and the liabilities assumed based upon estimates of their respective fair values, which are subject to adjustment. The Pro Forma Information has been prepared by our management.

The Pro Forma Information may not be indicative of the results that actually would have occurred had the transaction been in effect on the dates indicated, nor does it purport to indicate the results that may be obtained in the future. The Pro Forma Information should be read in conjunction with the financial statements and notes thereto of (i)Structure, LLC appearing as appendices A and B in this Report and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2005 and our Annual Report on Form 10-K for the year ended December 31, 2004.

The accompanying pro forma statements of operations do not give effect to planned synergies and cost savings. For example, the Company expects to achieve annual cost savings of between $9 and $11 million through the elimination of redundant positions and other savings.

                                       UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
                                                     AS OF SEPTEMBER 30, 2005
                                                          (IN THOUSANDS)

                                                          INFOCROSSING,     (i)STRUCTURE,     PRO FORMA                PRO FORMA
                                                            INC. (A)           LLC (B)       ADJUSTMENTS               COMBINED
                                                         ---------------  --------------- ---------------         -----------------
                         ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and restricted cash            $      39,247    $         -     $     (28,188)   C,D    $        11,059
  Trade accounts receivable, net of allowances for
doubtful accounts                                               19,686            6,100             -                      25,786
  Prepaid expenses and other current assets                      8,901            4,200           1,385     E              14,486
                                                           -------------    -------------    ------------           ---------------
                                                                67,834           10,300         (26,803)                   51,331
                                                           -------------    -------------    ------------           ---------------
PROPERTY AND EQUIPMENT, NET                              $      26,459           29,900          (9,678)    F              46,681
                                                           -------------    -------------    ------------           ---------------
OTHER ASSETS:
  Deferred software, net                                         1,369              -               -                       1,369
  Goodwill                                                     104,403              -            45,995     G             150,398
  Other intangible assets, net                                  11,053              -             9,800     H              20,853
  Security deposits and other non-current assets                13,633              200           3,011     I              16,844
                                                           -------------    -------------    ------------           ---------------
                                                         $     130,458              200          58,806                   189,464
                                                           -------------    -------------    ------------           ---------------
TOTAL ASSETS                                             $     224,751    $      40,400   $      22,325           $       287,476
                                                           =============    =============    ============           ===============

          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                       $       8,395    $       3,600   $         -             $        11,995
  Due to affiliates                                                -              2,200          (2,200)    J                 -
  Current portion of long-term debt
     and capitalized lease obligations                          28,927              400          (6,875)    K              22,452
  Current portion of accrued loss on leased facilities             174              -               -                         174
  Accrued expenses                                               7,367            6,700           2,000     L              16,067
  Current deferred revenue                                         419            1,000               -                     1,419
                                                         ---------------  --------------- ---------------         -----------------
                                                                45,282           13,900          (7,075)                   52,107
LONG-TERM LIABILITIES:
Other long-term debt and capitalized leases                     71,979              -            52,500     M             124,479
Accrued loss on leased facilities, net of current portion          400              -               -                         400
Deferred revenue, net of current portion                             -              800             -                         800
Other long-term liabilities                                      2,458              100             -                       2,558
                                                         ---------------  --------------- ---------------         -----------------
TOTAL LIABILITIES                                              120,119           14,800          45,425                   180,344
                                                         ---------------  --------------- ---------------         -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS'EQUITY:
Common stock                                                       209              -                 3     N                 212
Additional paid-in capital                                     161,477           33,300         (30,803)    N             163,974
Accumulated deficit                                            (53,433)          (7,700)          7,700     N             (53,433)
                                                         ---------------  --------------- ---------------         -----------------
                                                               108,253           25,600         (23,100)                  110,753
Less common stock held in treasury, at cost                     (3,621)             -               -                      (3,621)
                                                         ---------------  --------------- ---------------         -----------------
TOTAL STOCKHOLDERS'EQUITY                                      104,632           25,600         (23,100)                  107,132
                                                         ---------------  --------------- ---------------         -----------------
TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY                $     224,751    $      40,400     $    22,325            $      287,476
                                                         ===============  =============== ===============         =================
                     See accompanying notes to unaudited condensed combined pro forma financial information.

                                  UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                          FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     INFOCROSSING,     (i)STRUCTURE,         PRO FORMA
                                        INC. (O)          LLC (P)           ADJUSTMENTS             PRO FORMA COMBINED
                                   ------------------  ---------------   ------------------         -------------------
Revenues                            $       104,949     $     74,200      $           -              $        179,149
                                     ----------------    -------------     ----------------           -----------------
Costs of revenue, excluding
   depreciation shown below                  71,368           52,500                2,292     Q               126,160
Selling, general & administrative
expenses                                     12,021            9,100                  -                        21,121
Depreciation and amortization                 8,679           11,000                2,164     R                21,843
                                     ----------------    -------------     ----------------           -----------------
                                             92,068           72,600                4,456                     169,124
                                     ----------------    -------------     ----------------           -----------------
Operating income (loss)                      12,881            1,600               (4,456)                     10,025

Net interest and other expense               5,457               900                3,812     S                10,169
                                     ----------------    -------------     ----------------           -----------------
Income (loss) before income
   tax expense (benefit)                      7,424              700               (8,268)                       (144)
Income tax benefit                          (12,539)             -                 (2,931)    T               (15,470)
                                     ----------------    -------------     ----------------           -----------------
NET INCOME (LOSS)                   $         19,963    $        700      $        (5,337)           $         15,326
                                     ================    =============     ================           =================
BASIC EARNINGS PER SHARE:
Net income per share                $         1.12                                                   $           0.84
                                     ================                                                 =================
Weighted average number of
   common shares outstanding             17,827,006                              346,597      U            18,173,603
                                     ================                      ================           =================
DILUTED EARNINGS PER SHARE:
Diluted net income per share        $          0.95                                                  $           0.73
                                     ================                                                 =================
Weighted average number of
    common share equivalents
    outstanding (Y)                      21,931,982                               346,597     U            22,278,579
                                     ================                      ================           =================


               See accompanying notes to unaudited condensed combined pro forma financial information.

                                       UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                          (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          INFOCROSSING,     (i)STRUCTURE,      PRO FORMA
                                                             INC. (V)           LLC (W)       ADJUSTMENTS        PRO FORMA COMBINED
                                                         ----------------  --------------  ----------------      ------------------
Revenues                                                  $      106,815    $     53,200    $          -          $       160,015
                                                           --------------    ------------    --------------        ---------------

Costs of revenue, excluding depreciation shown below              76,524          40,300             1,719    Q           118,543
Selling, general & administrative expenses                        13,208           7,300               -                   20,508
Depreciation and amortization                                      8,004           6,800             1,623    R            16,427
                                                           --------------    ------------    --------------        ---------------
                                                                  97,736          54,400             3,342                155,478
                                                           --------------    ------------    --------------        ---------------
Operating income (loss)                                            9,079          (1,200)           (3,342)                 4,537

Net interest and other expense (income)                            4,389           (300)             3,563    S             7,652
                                                           --------------    ------------    --------------        ---------------

Income (loss) before income tax expense (benefit)                  4,690            (900)           (6,905)                (3,115)
Income tax expense (benefit)                                       2,016             -              (3,044)   T            (1,028)
                                                           --------------    ------------    --------------        ---------------

Net income (loss)                                         $        2,674    $       (900)   $       (3,861)       $        (2,087)
                                                           ==============    ============    ==============        ===============

Basic net income to common stockholders per share         $         0.13                                          $         (0.10)
                                                           ==============                                          ===============

Weighted average common shares outstanding                    20,183,031                           346,597    U        20,529,628
                                                           ==============                    ==============        ===============

Diluted net income to common stockholders per share       $         0.12                                          $         (0.10)
                                                           ==============                                          ===============

Weighted average common shares and equivalents
outstanding (Y)                                               22,047,307                           346,597  U,X        20,529,628
                                                           ==============                    ==============        ===============

                       See accompanying notes to unaudited condensed combined pro forma financial information.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


On November 30, 2005, we acquired 100% of the membership interests in
(i)Structure, LLC, pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), dated as of October 24, 2005 by and between the Company and Level 3 Financing, Inc., a Delaware corporation ("Level 3"),for cash in the amount of $82,267 and 346,597 shares of our common stock, $0.01 par value (the "Acquisition"). We funded the cash portion of the purchase price through a combination of the net proceeds of $67,043 from a new $70,000 debt facility which matures April 14, 2009 (the "New Debt Facility"), the net proceeds of $11,411 from the sale/leaseback of a certain parcel of land containing a data center with approximately eighty-eight thousand rentable square feet in Omaha, Nebraska (the "Omaha Property"), and the remainder with available cash. On November 30, 2005 we entered into an Agreement of Sale and Leaseback whereby we agreed to sell and lease back both the Omaha Property and the leasehold interest in a certain parcel of land containing a data center with approximately sixty thousand rentable square feet in Tempe, Arizona (the "Tempe Property")

The Acquisition, as discussed in the following Notes, would have resulted in goodwill of $45,995 had the transaction occurred on September 30, 2005. Goodwill recorded on the actual transaction date of November 30, 2005 was approximately $45,378. The Acquisition was accounted for under the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of the Acquisition. The purchase price has been allocated to the assets acquired and the liabilities assumed based upon estimates of their respective fair values, which are subject to adjustment.

A. Our unaudited condensed consolidated balance sheet as of September 30, 2005.

B. The unaudited condensed balance sheet of (i)Structure, LLC as of September 30, 2005.

C.   On October 22, 2005, we repaid the $24,375 balance of an outstanding loan.

D. To record the cash paid to Level 3 and the proceeds from the New Debt Facility and the sale/leaseback of the Omaha Property.

Cash paid for the Acquisition                                $         (82,267)
Net proceeds of the New Debt Facility                                   67,043
Net proceeds from the sale/leaseback of the Omaha Property              11,411
                                                              -----------------
Paid from available cash                                     $         (3,813)
                                                              =================

E. To record the first month's rent of $100 plus a receivable of $1,285 held back from the proceeds of the sale/leaseback of the Omaha Property until such time as the sale/leaseback of the Tempe Property was consummated. The sale/leaseback of the Tempe Property was consummated on December 29, 2005.

F.   To record adjustments to (i)Structure's Property and Equipment.

Fair value of the Omaha Property sold                        $         (12,850)
Increase (i)Structure book values for the Omaha Property
   and the Tempe Property to fair market value                           3,172
                                                              -----------------
                                                             $         (9,678)
                                                              =================

G.   To record the adjustment to goodwill.

Purchase price:
  Cash                                        $  82,267
  Value of our common stock
     given to Level 3                             2,500
  Fees and costs                                  2,000          $   86,767
                                              ----------
Preliminary fair value of tangible
  assets acquired and liabilities
  assumed (net of adjustments):
Trade accounts receivable                     $   6,100
Prepaid expenses and other current assets         4,200
Property and equipment (1)                       33,072
Other assets                                        200
Accounts payable and accrued expenses           (10,300)
Capital lease obligations                          (400)
Other liabilities                                  (100)
Deferred revenue                                 (1,800)             30,972
                                              ----------         -----------
                                                                     55,795
Less balance allocated to customer contracts                          9,800
                                                                 -----------
Total goodwill                                                   $   45,995
                                                                 ===========
   (1) Before the sale/leasebacks


H. To record the fair value of the customer contracts acquired based on a valuation performed by an independent valuation company at the request of management.

I.   To record deferred financing and leasing costs.

J.   To remove obligation to Level 3

K.   To record adjustments to the current portion of debt.

Repayment of existing debt - October 22, 2005            $         (24,375)
Revolving loan borrowed under the New Debt Facility                 15,000
Current portion of a term loan borrowed under the
    New Debt Facility                                                2,500
                                                         ------------------
                                                         $          (6,875)
                                                         ==================

L.   To record accrued purchase-related costs.

M. To record the $55,000 term loan, due April 14, 2009, less current portion of $2,500 payable within the next twelve months.

N. To record the stock given to Level 3 as a portion of the purchase price and to eliminate Level 3's owner's equity and accumulated deficit.

346,597 shares recorded at par                             $               3
Paid in capital - value of shares given in excess of par               2,497
                                                            -----------------
Value of shares given to Level 3                                       2,500
                                                            -----------------


Paid in capital - value of shares given in excess of par               2,497
Eliminate Level 3's owner's equity                                   (33,300)
                                                            -----------------
Change in Paid in capital                                   $        (30,803)
                                                            =================

O. Our audited condensed consolidated statement of operations for the year ended December 31, 2004.

P. The audited condensed statement of operations for (i)Structure, LLC for the year ended December 31, 2004.

Q.   To record rent expense for the Omaha Property and the Tempe Property.

R.   To record amortization on the fair value of customer contracts acquired.

S. Interest expense at the prevailing three-month LIBOR rates plus 3%, and amortization of financing costs of $977 for the twelve months ended December 31, 2004 and $725 for the nine months ended September 30, 2005.

T. To record an income tax benefit on the additional customer contract amortization, financing cost amortization and interest expense, plus an income tax provision (benefit) on the historical results of (i)Structure.

U.   Shares given as a portion of the purchase price.

V. To remove 1,517,679 share equivalents that are antidilutive on a pro forma basis.

W. Our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2005.

X. The unaudited condensed statement of operations of (i)Structure, LLC for the nine months ended September 30, 2005.

Y. Historical share equivalents for the year ended December 31, 2004 include 2,330,943 weighted-average shares from the assumed conversion of our convertible debt. Historical share equivalents for the nine months ended September 30, 2005 exclude shares from assumed conversion as to include them would have been antidilutive.